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                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT, dated as of_____________ ___, 2005 by and between IntelliPharmaCeutics Ltd., a New York corporation (the "Company"), and the person whose name appears on the signature page attached hereto (individually a "Holder" and collectively, with the holders of other securities issued in the offering, the "Holders").

      WHEREAS, pursuant to a Confidential Private Placement Memorandum dated May 5,2004 ("Memorandum") and Subscription Agreement (the "Subscription Agreement"), the Holder has offered to purchase shares of the Company's common stock, $.001 par value (the "Shares");

      WHEREAS, in order to induce the Holders to enter into the Subscription Agreement and to purchase the Shares, the Company and the Holders have agreed to enter into this Agreement;

      WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the acquisition by the Holders of the Shares;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company hereby agrees as follows:

A.    REGISTRATION RIGHTS

      1. Registration Rights

            (a) Registration Statement. The Company agrees to file a registration statement to register all Shares and shares of common stock underlying the Warrants (as defined in the Memorandum)(the Shares and shares underlying the Warrants are collectively referred to herein as the "Shares") on Form SB-2 or other comparable form, with the Securities and Exchange Commission no later than 90 days from the completion of the offering (the "Registration Statement"). The Company agrees to use its best efforts to have the Registration Statement declared effective. The Holders agree to execute and/or deliver such documents in connection with such registration as the Company may request. If the Holders' Shares are so registered, the Company's obligations under Article 1 herein will be deemed satisfied in full.

            (b) Cooperation with Company. The Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares.

      2. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to use its best efforts to effect the registration of any of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

            (a) prepare and file with the Commission a Registration Statement and shall use its best efforts to cause such Registration Statement to become effective and remain effective until

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all the Shares are sold or become capable of being publicly sold without registration under the Securities Act;

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such Registration Statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities or the exercise of the Shares from time to time in connection with a Registration Statement pursuant to Rule 415 of the Commission); and

            (c) notify each Holder of Shares covered by such Registration Statement, at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      3. Expenses. All expenses incurred in any registration of the Holders' Shares under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company and each participating Holder, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Shares under federal and state securities laws; provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter or broker/dealer; (b) any stock transfer taxes incurred with respect to Shares sold in the Offering; or (c) the fees and expenses of counsel for any Holder, provided that the Company will pay the costs and expenses of Company counsel when the Company's counsel is representing any or all selling Holders.

      4. Indemnification. In the event any Shares are included in a Registration Statement pursuant to this Agreement:

            (a) Company Indemnity. Without limitation of any other indemnity provided to any Holder, either in connection with the Offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, officers, directors and partners of each Holder, any underwriter (as defined in the Securities Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the Securities Act or the Securities Exchange Act of 1934 ("Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statements, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act or the Exchange Act, or

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(iv) any state securities law or any rule or regulation promulgated under the
Securities Act, the Exchange Act or any state securities law. The Company shall reimburse each such Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or any other officer, director or controlling person thereof.

            (b) Holder Indemnity. Each Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the Securities Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under any federal or state securities law, and the Holder shall reimburse the Company, its affiliates, counsel, officers, directors, shareholders, representatives, underwriters or controlling persons for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements or information provided by such Holder to the Company in connection with the offer or sale of Shares.

            (c) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party agrees that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

            (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which

                                       3.
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resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to such Holder of the Shares sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Shares).

            (e) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Shares by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

      5. Assignment of Registration Rights. The rights of the Holders under this Agreement, including the rights to cause the Company to register Shares may not be assigned without the written prior consent of the Company.

      6. Remedies.

            (a) Time is of Essence. The Company agrees that time is of the essence for each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holders to sell their Shares as quickly as possible after such Holders have indicated to the Company that they desire their Shares to be registered. Any delay on the part of the Company not expressly permitted under this Agreement, whether material or not, shall be deemed a material breach of this Agreement.

            (b) Remedies Upon Default or Delay. The Company acknowledges that the breach of any part of this Agreement may cause irreparable harm to a Holder and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

      7. Notices.

            (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service,

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                  (i). If to the Company:

                       c/o IntelliPharmaCeutics Ltd.
                       30 Worcester Road
                       Toronto, Ontario
                       Canada M9W 5X2

or at such other address as it may have furnished in writing to the Holders of Shares at the time outstanding, or

                  (ii) if to any Holder of any Shares, to the address of such Holder as it appears in the stock or warrant ledger of the Company.

            (b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

      8. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Company and each of the Holders.

      9. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holders of securities representing a majority of the Shares; provided, however, that no such amendment or waiver shall take away any registration right of any Holder of Shares or reduce the amount of reimbursable costs to any Holder of Shares in connection with any registration hereunder without the consent of such Holder; further provided, however, that without the consent of any other Holder of Shares, any Holder may from time to time enter into one or more agreements amending, modifying or waiving the provisions of this Agreement if such action does not adversely affect the rights or interest of any other Holder of Shares. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

      10. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and same instrument.

      11. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to conflicts of law principles.

      12. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not be affected thereby.

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      13. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

      IN WITNESS WHEREOF, undersigned have executed this Agreement as of the _________ day of __________________, 2005

                                                ________________________________
                                                Signature of Holder

                                                ________________________________
                                                Print Name of Holder

                                                ________________________________

                                                ________________________________

                                                ________________________________
                                                Print Address of Holder

                                                INTELLIPHARMACEUTICS LTD.

                                                By: ____________________________
                                                    Dr. Amina Odidi
                                                    President and CEO

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